UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2008,  TXP Corporation (the “Company”) consummated a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P. (“YA Global”) providing for the sale by the Company to YA Global of its 12% secured convertible debentures in the aggregate principal amount of $5,750,000 (the “Debentures”), of which a $3,000,000 Debenture was issued on May 29, 2008 (the “First Closing”), a $1,500,000 Debenture will be issued on or about July 30, 2008 (the “Second Closing”), and a $1,250,000 Debenture will be issued on or about October 15, 2008 (the “Third Closing”). In addition, the Purchase Agreement provides for the issuance by the Company to YA Global of five-year warrants (the “Warrants”) to purchase an aggregate of 17,000,000 shares of common stock, of which a warrant to purchase 8,870,000 shares of common stock was issued on the First Closing, a warrant to purchase 4,430,000 shares of common stock will be issued on the Second Closing, and a warrant to purchase 3,700,000 shares of common stock will be issued on the Third Closing, each exercisable into common stock a price equal to $0.20 per share, subject to adjustment as set forth in the Warrants (the “Exercise Price”).

The Debentures mature on the third anniversary of the date of issuance (the “Maturity Date”) and bear interest at a rate equal to 12% per annum. In addition, the Debentures are convertible at any time into shares of common stock of the Company at a conversion price per share equal to $0.20, subject to adjustment as set forth in the Debentures (the “Conversion Price”). Beginning on October 31, 2008 and each monthly anniversary thereafter until paid in full, the Company will be required to redeem the outstanding principal amount of the Debentures in installments equal to $167,777 per month, in cash or in common stock (the “Redemption Shares”) at the Company’s option and if certain additional conditions are met, at a per share price equal to the lesser of (i) the Conversion Price, or (ii) a 25% discount to the lowest daily volume weighted average price for the common stock for the 20 trading days prior to the redemption payment date; provided that, the Redemption Share component of each redemption payment will be limited to 15% of the dollar value of the common stock traded over the previous 30 trading days. Moreover, the Company has the right to redeem a portion or all amounts outstanding under the Debentures prior to the Maturity Date at a 20% redemption premium provided that no event of default has occurred or is continuing.

The Company's obligations under the Purchase Agreement and the Debentures are secured by all of the Company's intellectual property and assets; provided that, the security interest in the Company’s assets is second in priority to certain liens granted by the Company in favor of First Community Bank (f/k/a First Bank of Canyon Creek). In addition, Michael C. Shores, the President and Chief Executive Officer of the Company, has guaranteed the Company’s obligations under the Purchase Agreement and the Debentures up to a maximum of $500,000; provided that, such guaranty will terminate when the Company has entered into a replacement loan to the Company’s $500,000 line of credit with First Community Bank on similar terms and the Company has received proceeds from such loan of at least $500,000.

Under the Purchase Agreement, the Company must (i) enter into a contract (or series of contracts) for the development and sale of optical network terminals on terms that are satisfactory to YA Global in total value of contracts, counterparty, and gross product margins to the Company, and (ii) complete an equity raise resulting in proceeds to the Company of at least $5,000,000 (collectively, the “Milestones”). If the Company fails to achieve at least one of the Milestones on or before October 15, 2008, then the Third Closing will not occur and YA Global will have the right to require the Company to sell the business or the assets of its iPhotonics business unit before December 31, 2008. The Company shall apply at least 80% of the proceeds of any such sale directly from the sale towards the redemption of the Debentures.

2

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering 100% of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants within 30 days of receipt of written demand of YA Global. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after filing and to ensure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold or may permanently be sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than 30 days from receipt of a written demand from YA Global, or if the Registration Statement is not declared effective within 120 days of filing, the Company will be required pay to YA Global, as liquidated damages (“Liquidated Damages”), for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 2% of the liquidated value of the Debentures. Notwithstanding the foregoing, the Company shall not be liable for Liquidated Damages with respect to any Warrants or warrant shares and the maximum aggregate Liquidated Damages payable to YA Global by the Company, if any, shall be 24% of the aggregate purchase price paid by YA Global pursuant to the Purchase Agreement.

On May 29. 2008, Mr. Shores granted YA Global a five-year option to purchase an aggregate of 35,000,000 shares of common stock of the Company beneficially owned by Mr. Shores at an exercise price equal to $0.01 per share, of which the option to purchase 18,261,000 shares vested on the First Closing, the option to purchase 9,130,000 shares vests on the Second Closing, and the option to purchase 7,609,000 shares vests on the Third Closing.

In addition, on May 29, 2008 the Company amended its outstanding warrants and notes issued to YA Global pursuant to the Company’s June 2006 and March 2007 private placements. The June 2006 and March 2007 warrants to purchase an aggregate of 3,700,000 and 3,850,000 shares of common stock, respectively, were amended to reduce the exercise prices to $0.20 per share. The March 2007 notes in the aggregate principal amount of $4,000,000 were amended to reduce the conversion prices to $0.20 per share. Also, the interest rates were increased to 12% per annum and mandatory redemption payments by the Company in the amount of $100,000 per month, consisting of accrued and unpaid interest and principal, will commence on October 31, 2008.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, YA Global is an accredited investors and/or qualified institutional buyers, YA Global had access to information about the Company and their investment, YA Global took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated as of May 29, 2008 by and between TXP Corporation and YA Global Investments, L.P.
10.2	Secured Convertible Debenture of TXP Corporation dated as of May 29, 2008 issued to YA Global Investments, L.P.
10.3	Form of Warrant to Purchase Common Stock of TXP Corporation.
10.4	Registration Rights Agreement dated as of May 29, 2008 by and between TXP Corporation and YA Global Investments, L.P.
10.5	Security Agreement dated as of May 29, 2008 by TXP Corporation in favor of YA Global Investments, L.P.
10.6	Intellectual Property Security Agreement dated as of May 29, 2008 by TXP Corporation in favor of YA Global Investments, L.P.
10.7	Common Stock Purchase Option of Michael C. Shores dated as of May 29, 2008 issued to YA Global Investments, L.P.
10.8	Guaranty of Michael C. Shores dated as of May 29, 2008 in favor of YA Global Investments, L.P.
10.9	Amendment to Common Stock Purchase Warrant CCP-1-2/A of TXP Corporation.
10.10	Amendment to Common Stock Purchase Warrant CCP-2-2/A of TXP Corporation.
10.11	Amendment to Secured Convertible Note TXP 2-1 of TXP Corporation.
10.12	Amendment to Secured Convertible Note TXP 2-2 of TXP Corporation.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: June 2, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer